SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 4, 2002

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5918 Stoneridge Mall Road Pleasanton, California	94588-3229

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 467-3000

N/A
(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5.     OTHER EVENTS

                   The Company is currently in labor contract negotiations with UFCW locals which represent the store employees at the Company's Dominick's subsidiary in the Chicago area. The current labor contracts expire on November 9, 2002. In a meeting today, the Company reminded the union that Dominick's has been operating at a significant cost disadvantage to its primary unionized competitor, Jewel Food Stores (a division of Albertsons, Inc.).

                  The Company also told the union that Dominick's same store sales have been negative for more than three years, and are expected to be negative in 2002. The Company told the union that Dominick's income has declined significantly since 1999. The Company also said that if Dominick's agreed to the union's proposed wage increases, and assuming 3% negative same store sales, Dominick's was forecasted to incur a loss in 2003 and beyond, and have negative cash flow in 2005 and beyond.

                  The Company told the union that, absent a restructuring of the labor contracts to achieve parity with Jewel, the Company would dispose of the assets of the Dominick's subsidiary. The union was also informed that Dominick's will not attempt to operate any of its stores should the employees go on strike.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2002	SAFEWAY INC. (registrant)

By: /s/ Robert A. Gordon Name: Robert A. Gordon Its: Senior Vice President and General Counsel